SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name: Putnam Voyager Fund II -- Class A Shares
Fiscal period ending: 12/31/96
Inception date (if less than 10 years of performance): 4/13/93


TOTAL RETURN

Formula  --  Average Annual Total Return:     ERV = P(1+T)^n

n     =         Number of Time Periods 1 Year    5 Years   10 Years*

P     =         Initial Investment     $1,000    N/A       $1,000

ERV   =         Ending Redeemable Value          $1,015    N/A  $1,880

T     =         Average Annual
                                 Total Return 1.50%     N/A  18.50%*

    *Life of fund, if less than 10 years


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SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name: Putnam Voyager Fund II -- Class B Shares
Fiscal period ending: 12/31/96
Inception date (if less than 10 years of performance): 10/1/95


TOTAL RETURN

Formula  --  Average Annual Total Return:    ERV = P(1+T)^n

n          =           Number of Time Periods   1 Year    5 Years   10 Years*

P          =           Initial Investment       $1,000    N/A       $1,000

ERV        =           Ending Redeemable Value  $1,019    N/A       $1,140

T                      =           Average Annual
                                   Total Return    1.89%     N/A  11.07%*

    *Life of fund, if less than 10 years


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                       SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name: Putnam Voyager Fund II -- Class M Shares
Fiscal period ending: 12/31/96
Inception date (if less than 10 years of performance): 10/1/95


TOTAL RETURN

Formula  --  Average Annual Total Return:     ERV = P(1+T)^n

n      =         Number of Time Periods  1 Year    5 Years   10 Years*

P      =         Initial Investment      $1,000    N/A       $1,000

ERV    =         Ending Redeemable Value $1,034    N/A       $1,144

T      =         Average Annual
                                 Total Return   3.42%     N/A  11.34%*

    *Life of fund, if less than 10 years